Boeing Commercial Airplane Group            CONTRACT:   _______________
Wichita Division                                        Changed
P. O. Box 7730                                          05-18-1998
Wichita, KS 67277-7730
                                              Contract Delivery Address
LEONARD METAL INCORPORATED                    Boeing Commercial Airplane Group
3030 NORTH HIGHWAY 94                         4555 East MacArthur, Gate 14E
P.O. BOX 900                                  Warehouse #1, Bldg. #3-230J
ST. CHARLES, MO 63302                         Wichita, KS  67210

Ref.:    S1  HAAS  &  RIVAS

Contract Description                          LTA MODEL _______________

This contract is Buyer's offer to Seller and acceptance is limited to its provisions without addition, deletion, or other modifications. Delivery of any goods by Seller shall conclusively evidence such acceptance.

NOTICE: All material, parts and/or assemblies ordered herein shall be to the latest respective applicable engineering drawing and/or specifications unless specific revision numbers or drawing issues are shown in the item description on this purchase order. Manufacturing Data - Until three years after final payment, Seller shall keep on file actual test data and records reflecting that all materials and finished items were controlled and tested in accordance with and met the specifications. Such records shall be subject to Buyer examination.

Unless so noted elsewhere, all correspondence will reference the Boeing Contract Number and be addressed to the Buyer shown below:

         Buyer             :        HAAS,  TERRY
         Mailstop :        K18-34
         Phone             :        316-523-4377
         Fax               :        316-523-5300

This Contract is to cover BCAG-WD Requirements for a period effective 01-01-1998 and expiring 12-31-2007.

CONTRACT NOTES:
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
04-30-98   REASON FOR CHANGE:   ADD ITEMS 68-71 PART NUMBERS PLACED
                                             DUE TO COMMONALITY     TIM LIPKE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
THIS CONTRACT REPLACES ONE OR MORE OF THE FOLLOWING  NON-LONG TERM CONTRACTS  BETWEEN LEONARD'S METALS OF ST. CHARLES,  MO.
AND BCAG-WD OF WICHITA, KS.
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
60211,     60273,    60374,    60391,   60430,    60591,    60592,    60599,    60670,    60686,
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
60838,     60883,    60901,    60944,   61040,    61146,    61147,    61272,    61408,    61414,
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
61420,     61429,    61449,    61521,   61548,    61550,    61552,    61555,    61699,    61700,
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
61701,     61702,    61703,    61797,   61798,    61930,    61997,    61998,    62001,    62004,
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
62016,     62017,    62089,    62090,   62124,    62199,    62216,    62223,    62259,    62335,
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
62336,     62337,    62422,    62423,   62424,    62449,    62475,    62490,    62522,    62529,
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
62670,     62672,    62739,    62740,   62741,    62801,    62897,    63086,    63087,    63088,
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
63089,     63416
---------- --------- --------- -------- --------- --------- --------- --------- --------- --------
                                                                                        TLH  12-05-97
SPECIAL NOTE:

The quantities in this contract are for provided as a planing tool and are "best guess" requirements based upon current proposed build rates through 12-31-2007, and do NOT represent actual requirements. Actual requirements will be provided to the supplier via the purchase order. (tlh 12-05-97).

NOTE 1

Notes 035, 112, 305A, 306B, 310B, 311A, 311B, 311C, 312A, 333B, 349, 355A, 363A,
412A, 417C, 420A, 429, 502, 505B, 510 apply to this order per Supplemental Purchase Order Note sheet (form P5288, Rev. 1/97), which apply to and are incorporated into this order by reference, as though set out in full text.

NOTE 2  -  DEFINITIONS

Whenever used in this document the following terms shall have the following meanings:

         1. "ORDER" shall mean any purchase order issued by Boeing and accepted by the Seller in accordance with the applicable terms and conditions.

         2. "MAIN ITEM" shall mean any item identified on an Order by the position number 001 through 899.

         3. "SPECIAL ITEM" shall mean any item identified on an Order by the position number 900 through 999.

         4. "TERMS OF PAYMENT" are shown on each purchase order. CONTRACT


INVOICES

         MAIN ITEMS: Seller shall not invoice Boeing for Main Items. Boeing shall pay for Main Items in accordance with the provisions of the section below, entitled "Payment - Main Items."

SPECIAL ITEMS: Seller shall issue a separate invoice for each Order. Seller shall invoice Boeing for all Special Items and for all compensation for tax to which the Seller may be entitled under the provisions of the applicable Order. Boeing shall pay for such items in accordance with the provisions of the section below, entitled "Payment - Special Items."

PAYMENT

MAIN ITEMS: For Main items, payment will be made only after receipt of the item(s). Boeing payment date, including any discount periods, will be calculated from the date received at Boeing or other shipping destination as may be specifically designated by Boeing, applying the "Terms of Payment" from the applicable Order, or the date scheduled for delivery of such Main Item(s) to Boeing under the terms of the applicable Order, whichever is later. Payment will be deemed to have occurred on the date the Boeing check is mailed or otherwise tendered.

SPECIAL ITEMS AND TAXES: For Special Items and Taxes, Boeing payment dates, including any discount periods, will be calculated from the date of a correct invoice for such Special Item or Tax, applying the "Terms of Payment" from the applicable Order. Notwithstanding the foregoing, Boeing shall not be obligated to pay for any Special Item or Tax earlier than the later of (1) the receipt of the Main Item giving rise to such Special Item or Tax, or (2) the date such Main
Item is scheduled for delivery to Boeing or other shipping destination as may be specifically designated by Boeing. Payment will be deemed to have occurred on the date the Boeing check is mailed or otherwise tendered.

         OVERPAYMENT: Seller shall promptly repay to Buyer any amounts paid in excess of amounts due Seller.

NOTE 3

         Boeing Purchase Order Terms and Conditions (form P252-1, Rev. 1/97, page 1) apply to and are incorporated into this order by reference, as though set out in full text.

NOTE 4  -  ISSUANCE OF PURCHASE ORDER(S)

All purchases of items under this contract shall be made only upon B+uyer's standard purchase order(s) for which the Seller will acknowledge by written acceptance. Seller shall honor purchase orders released against this agreement that are consistent with its provisions. Any rejection of a purchase order by Seller due to inconsistency with this reagreement shall specify the reason(s) for rejection and any changes or additions that would make the purchase order acceptable to Seller. Purchase order(s) shall contain a description of the product(s) ordered, a reference to the applicable specifications and drawings, quantities and prices, date/time of delivery, terms, place of delivery, and any special conditions.

The subsequent placed orders are Buyer's offer to Seller, and acceptance of them is strictly limited to their terms. Buyer shall not be bound by and specifically objects to any term or condition whatsoever that is different from or in addition to, the provision of this contract. Seller's commencement of performance or acceptance of orders placed under this contract in any manner shall conclusively evidence acceptance of the contract as written.

Purchase order(s) issued shall be subject to and incorporated by reference the provisions of the contract in substantially the following form:


"THIS PURCHASE ORDER IS SUBJECT TO CONTRACT NUMBER 64001 DATED 1220-97."

Whether or not referenced, such provisions shall apply with full force and effect; and in the event of inconsistencies, the provisions delineated herein shall govern.

NOTE 5  -  QUALITY AND PRICE

This is an indefinite-quantity contract for the items and prices listed, and effective for the period stated herein. Seller shall furnish the items listed in such quantities as may be ordered by Buyer from time to time.

Quantities listed are estimated quantities based on current production build-rates and minimal spaces activity. Buyer assumes no responsibility for estimated usage. Usage figures supplied to Seller by the Buyer are not to be considered as actual requirements. Such information is supplied only as a guide to assist Seller in internal planning. Buyer reserves the right to procure these items in less than or excess of quantities indicated under the same terms and conditions listed herein. Actual usage requirements are not valid justification for price increase(s).

Seller represents and warrants to Buyer that discounts offered fairly reflect manufacturing, selling, or delivery cost savings resulting from this quantity sale, and that such discounts are reasonably available to all other purchasers.

NOTE 6

During the term of the agreement, Seller agrees to sell and Buyer agrees to buy from Seller its entire requirements for the terms listed herein at the prices set forth herein. Usage figures supplied to Seller by the Buyer are not to be considered as an indication of actual requirements. Such information was supplied only as a guide to assist Seller in internal planning. In the event the Seller is unable to supply the items listed at the time or in the quantities or quality required by Buyer, Seller agrees that the Buyer may obtain items from other suppliers.

NOTE 7  -  LIMITATION

Seller may not manufacture or fabricate products or procure any goods in advance of the reasonable flow-time required to comply with the delivery schedule in the applicable Order. Notwithstanding any other provision of an Order, Seller is not entitled to any equitable adjustment or other modification of such Order for any manufacture, fabrication, or procurement of products not in conformity with the requirements of the Order, unless Buyer's written consent has first been obtained. Nothing in this section shall be construed as relieving Seller of any of its obligations under the Order.

NOTE 8  -  COMPLIANCE WITH ENVIROMENTAL LAWS

Seller shall be responsible for complying with all laws including, but not limited to, any statute, rule, regulation, judgment, decree, order, or permit applicable to its performance under this agreement. Seller further agrees (1) to notify Buyer of any obligation under this agreement which is prohibited under applicable environmental law(s) at the earliest opportunity, but in all events sufficiently in advance of Seller's performance of such obligation, so as to enable the identification of alternative methods of performance, and (2) to notify Buyer at the earliest possible opportunity of any aspect of its performance which becomes subject to additional environmental regulation(s) or which Seller reasonably believes will become subject to additional regulation(s) during the performance of this agreement.

NOTE 9 - CONTRACT REVIEW

At the Buyer's request Seller shall provide, at Buyer's facility or at a place designated by the Buyer, a review explaining the status of an order, actions taken or planned to be taken relating to an order, and any other relevant information. Nothing herein may be construed as a waiver of the Buyer's rights to proceed against Seller because of any delinquency.

NOTE 10 - SOURCE INSPECTION

If an order contains a notation that "100% Source Inspection" is required, the products shall not be packed for shipment until they have been submitted to the Buyer's Quality Assurance representative for inspection. Both the packing list and Seller's invoice must reflect evidence of this inspection.

NOTE 11 - CAPACITY REPORTING REQUIREMENT

Seller shall furnish, periodically or as requested, the capacity ratings (%) on the equipment to be utilized in the manufacturing process of the items listed herein.

NOTE 12 - TOOLING

Tooling may be supplied by the Buyer and shall be utilized by Seller to the fullest extent possible to manufacture products listed herein. Any minor tools including, but not limited to, shop aids, fixtures and inspection gauges, or minor rework of Boeing-supplied tooling necessary to produce a quality product shall be provided by Seller at no charge. Any questions as to what constitutes "minor tools" shall be referred to the Buyer for determination, minor is defined as requiring four (4) hours or less.

NOTE 13

Zero shipping tolerances will apply to the purchase orders issued against this contract. Any deviation will be resolved between the buyer and the seller.

NOTE 14

         REFERENCE QUOTATION JR RIVAS LTA LETTER.

NOTE 15

         TOTAL   NON-RECURRING   FOR  THIS  CONTRACT  IS  NOT  APPLICABLE,   ALL
NON-RECURRING WILL BE IDENTIFIED SEPARATELY ON PURCHASE ORDERS.

NOTE 16

All tooling will be made in accordance with Boeing Document D33200 (Replacing M31-24).

NOTE 17 - PROGRAM MANAGEMENT

If required by the Buyer, the Seller shall provide and maintain the following program management data:

         A. THE Seller shall furnish to the Buyer - WITHIN thirty (30) CALENDAR DAYS AFTER CONTRACT AWARD - either written or verbal notification of the following activities:

         1.         Tool design completion
         2.         Tooling material ordered
         3.         Machine programming start
         4.         Machine programming completion
         5.         Tooling completion
         6.         Raw material ordered
         7.         Raw material received
         8.         Fabrication started
         9.         Fabrication completion
         10.        Inspection completion
         11.        Shipment

B. Schedule milestones/Gantt-type charts shall be prepared on a time-phase basis, illustrating activities/events and the sequence of work necessary to manufacture the requirement, and provided to the Buyer WITHIN thirty (30) DAYS AFTER PURCHASE ORDER ADWARD. The schedule shall illustrate the interdependencies between elements and events to the level of detail necessary to identify the interaction of significant activities.

         1. The schedule shall be representative of the Seller's TOTAL program effort and shall reflect a true summary of other detailed networks, schedules, etc., employed in-plant by the Seller.

         2. The schedule milestone shall include, but not be limited to, the elements identified in (A) above.

         3. In the event of schedule slippage of five (5) calendar days or more, a detailed recovery plan shall be sent to the Buyer WITHIN 24 HOURS.

         4. THE Seller shall analyze the process/schedule to determine problem areas and corrective action required. The analysis and corrective action shall be reported to the Buyer. On-site Buyer representatives or Buyers may maintain status on a more frequent basis during critical schedule periods.

         5. Schedule milestone charts shall be updated and submitted to the Buyer on a weekly basis or as defined by the Buyer.

NOTE 18 - PRICING.
         1. This agreement is a fixed price contract except for raw material costs and outside costs, including, but not limited to; heat treat, age, chem-mill, paint and process. These costs will be substantiated by using existing base prices for all part numbers already covered. All new part numbers will have a base price established using Leonard's Metal, Inc (LMI) estimate or LMI's first buy experience. Requests for adjustment will submitted at the end of each year, for review and payment.


                            SPECIAL CONTRACT LANGUAGE

A.       LEFT BLANK.

B.        FIRM FIXED PRICING FOR LONG TERM CONTRACT
This Contract shall be in effect for (10 YEARS), beginning (01-01-98 AND ending (12-31-2007DATE). During the entire term of this Contract, pricing shall be fixed with scheduled pricing review, evaluation and negotiation to be conducted every two (2) YEARS. Seller and Boeing shall review and evaluate Seller's costs as scheduled below and enter into good faith negotiations to determine firm fixed pricing for each pricing interval, as determined by the total package bases, as defined by this contract;

REVIEW PERIOD I:   APRIL 1999   REVIEW PERIOD II:   APRIL 2001
REVIEW PERIOD III:   APRIL 2003   REVIEW PERIOD IV:   APRIL 2005
REVIEW PERIOD V:  APRIL 2007

B1.      COST OR PRICING DATA
In support of this Contract, Seller shall submit appropriate cost or pricing data as defined in WMFM 270 (attached hereto and incorporated herein by reference) and/or suitable format as provided by the supplier. Said data shall be provided to Boeing on or before (DATE). Refusal to comply with this requirement will be cause for termination of the Contract for default as provided by the termination clause of Boeing Form P252T-1, Rev. 1/97.

C.        CONTINUOUS IMPROVEMENT INITIATIVES
During the term of this Contract, Seller agrees to enter into continuous improvement initiatives with Boeing which affect the manufacturing and assembly process at Sellers facilities and Seller's subcontractor's facilities. Either Seller or Boeing may identify continuous improvement initiatives. An action plan, for each initiative, shall be established and monitored by both parties during the term of this Contract. Any cost reductions which result from continuous improvement initiatives shall be shared between Seller and Boeing. The percentage of sharing shall be negotiated and implemented as part of the action plan prior to initiation of the process improvements.

D.       LEFT BLANK.  TLH 03-09-98.

E.       LEFT BLANK.  TLH 03-09-98.

F.        CRITICAL MANUFACTURING REORDER LEAD TIME (CMROLT)
Critical Manufacturing Reorder lead-time shall be identified by Position and Part Number for the items listed herein. As defined in this Contract, CMROLT shall include administrative and manufacturing (including queue, setup, run and move) lead times. CMROLT is the minimum number of calendar days, prior to delivery date, that Boeing can issue a purchase order release for a line item delivery quantity against a contract.

The CMROLT defined herein shall be fixed by the Seller, and may only be revised upon written notice to the Boeing Contract Administrator.

CMROLT will not include raw material acquisition time. Raw material acquisition time shall be accounted for outside of the ROLT through Boeing's forecast tool (see Paragraph

G.        FORECAST TOOL
Projected requirements shall be determined on a 12-24 month rolling basis, and shall be based upon estimated program build rates for Model airplanes. Boeing shall provide Seller the forecast tool on a monthly basis for Seller's use in areas including, but not limited to, ordering raw material and resource/capacity planning to protect Boeing's required schedules.

To assist Seller's production control system, the first eighteen (18) months of the forecast shall be considered firm requirements and such quantities shall be released by purchase order CMROLT away from Boeing's required on dock date. Any changes in quantity or schedule shall be subject to the "Changes" clause of form 252T-1, Rev. 1/97.

The remaining monthly quantities of the forecast shall be defined as it "unreleased quantities" and shall be considered as an estimate to secure long lead raw material. Any additional performance authorization, over and beyond material ordering, shall be clearly defined in writing between Boeing and Seller. Boeing may make changes in quantity and/or schedule of the unreleased quantities without liability, with the exception of long lead raw material ordering.

H.        CAPACITY REPORTING
Seller shall provide documentation detailing its production capacity, (quarterly/annually), for the term of this Contract. Said documentation, for each process required to manufacture the items listed herein, shall include but not be limited to the following:

         1.       Current maximum production capacity;

         2.       Current production level as a percent of maximum;

         3. Projected production level for a minimum of eighteen months in the future as a percent of maximum;

         4. Current and projected levels of production required to support this Contract as a percent of maximum.

I.        MINIMUMIMAXIMUM RELEASE QUANTITY BY ITEM
The minimum and/or maximum release quantity for each item under this Contract shall be mutually agreed upon by both parties and shall be identified by Position and Part Number for the items listed herein.

J.        PRODUCT DERIVATIVES
During the term of this Contract, Boeing may, but is not obligated, to direct Seller to supply Boeing's requirements for derivative Products which correspond to those Products being produced under this Agreement. Seller hereby agrees to utilize similar pricing for said derivative Products for incorporation into this Contract.

K.       LEFT BLANK TLH 03-09-98.

L.    RESPONSIBILITY FOR PERFORMANCE
Boeing issuance of this Contract is based in part on reliance upon Seller's ability, expertise and awareness of the intended use of the Goods, and Seller's continuing compliance with all applicable laws and regulations during the performance of this Contract. Further, Seller shall not, by contract, operation of law, or otherwise, assign any of its rights or interest of its duties or obligation under this Contract, or subcontract all or substantially all of its performance of this Contract to one or more third parties, without Boeing's prior written consent. In no event shall Seller assign any of its rights or interest of its duties or obligation under this Contract, or subcontract any of its performance of this Contract to one or more foreign suppliers, without Boeing's prior written consent. No assignment, delegation or subcontracting by Seller with or without Boeing's consent shall relieve Seller of any of its obligations under this Contract or prejudice any of Boeing's rights against Seller whether arising before or after the date of the assignment, including but not limited to set off or recoupment.

M.    LIMITATION OF LIABILITY
Seller shall not manufacture or fabricate items or procure raw material or any goods in advance of the reasonable flow-time (reorder lead-time defined as raw material acquisition, administrative, manufacturing including queue, setup, run and move) required to comply with the delivery schedule of any subsequent Purchase Order(s). Notwithstanding any other provision of this Contract, Seller is not entitled to any equitable adjustment or other modification of any subsequent Purchase Order(s) for any manufacture, fabrication, or procurement of products not in conformity with the requirements of this Contract without first obtaining written consent of the Contract Administrator. Nothing in this Section shall be construed as relieving Seller of any of its obligations under this Contract or any subsequent Purchase Order(s).

N.    VALUE ENGINEERING
Seller may submit proposals to the Contract Administrator to change drawings, designs, specifications or other requirements that decrease Seller's performance costs, or result in a cost reduction to Boeing for installation, operation, maintenance or production of the items. Any cost reduction from this Change shall result in a Contract item price reduction in an amount equal to the savings portion attributable to Boeing. Boeing and Seller shall share in the savings as follows:
                  50% TO SELLER     50% TO BCAG-WD

Each party shall be responsible for its own implementation costs, including but not limited to nonrecurring costs.

0. GENERAL TERMS AGREEMENT/SPECIAL BUSINESS PROVISIONS Buyer and Seller shall negotiate the terms and conditions of The Boeing Company General Terms Agreement
(GTA) and Special Business Provisions (SBP) prior to December 31, 1998. The above not withstanding, this Contract, as written, is the entire agreement between the parties.

         P. NONRECURRING VALUE The non-recurring costs associated with production of parts under this Contract shall be identified by Position, Part Number, Dollar Value and Type for each item listed herein. (Tool Design/Fab hours)

Q.        NON-DISCLOSURE AGREEMENT
The Parties have agreed that the terms and conditions of this Contract shall not be disclosed by either party in any form, to any third party or entity, unless a suitable non-disclosure agreement is signed by the Buyer, Seller and the receiving party.

R.        ATA QUALIFICATION
The Statement of Work and the period of performance under this Contract, for all parts with Advanced Technology Assembly (ATA) requirements, is contingent upon Seller obtaining and maintaining ATA qualification for the term of this Contract. Seller's failure to comply with the requirements of its ATA qualification plan for the term of this Agreement will be grounds for cancellation of ATA item requirements.

S.        QUALITY ASSURANCE SAMPLING PLAN
Within ONE HUNDRED AND EIGHTY (180) days of the effective date of this Contract, Seller shall submit a Quality Assurance Sampling Plan to Boeing for sampling (less than 100 percent inspection) for all parts with Advanced Technology Assembly (ATA) requirements. Upon Boeing approval and Seller implementation of the Sampling Plan, Seller shall evaluate its internal processes for cost reductions to be passed through to Boeing under this Contract and any subsequent purchase orders.

Seller and Boeing agree to review cost elements affected by the Sampling Plan, and negotiate a mutually agreeable cost reduction and implementation date of such cost reduction.

T.        FAA CONFORMITY FAA
Conformity is required for line item(s) at Seller's facility after final inspection by Supplier and acceptance by the Boeing Source Representative. This conformity process will be performed on part(s). After acceptance, Seller is required to contact the Boeing Wichita Procurement Quality Assurance (PQA) FAA Focal. Seller will also complete FAA 8130-9 Form and present FAA 8130-9 Form to the FAA or designee upon arrival at Supplier's facility to complete the FAA Conformity. The FAA or its designee will provide Supplier the FAA 8130-3 Form and one (1) copy of FAA 8130-9 Form. Seller shall include the First Article Inspection Report with the part(s) being shipped to Boeing.

U.       LEFT BLANK TLH 03-09-98.

U.        APPLICABLE LAW
This Contract shall be governed by the laws of the State of Kansas, USA.

Supplier:  398580      Contract:  _____________       Date:   05-18-1998



Pos. De-                                                         Discnt
scription     Item/Price Group    Quantity Un.    Price Un.        [%]      Tax



[List of Items designated per contract].

Forwarding Agent     :  A53    Ship  150 lbs. via United Parcel Service (UPS)
                               collect (acct. # 693723) or consignee billing
                               (acct. # 665Ell) ship  150 lbs. 5,000 lbs.
                               via C F Motorfreight, collect.

Terms of Del.        :  FOB Origin Freight Collect
Terms of Pmt.        :  1/2% 10 Days, Net 30

Federal Excise Tax applicable to The Boeing Company on articles ordered must be shown as a separate item on invoices. Unless specified taxable above, articles ordered are exempt from state sales or use taxes. Kansas Registration Certification No. 2-0327.

Unless so noted elsewhere, all other correspondence except invoices, will reference the Boeing Contract number and be addressed to the Buyer and Mailstop shown above. Send invoices on "900" position items to Attn: Payment Services Mailstop K09-35, Boeing Wichita, P.O. Box 7701, Wichita, KS, 67277-7701.

Boeing Commercial Airplane Group            CONTRACT:         __________
Wichita Division                                     Changed
P.O. Box 7730 Wichita, KS 67277-7730                 05-18-1998



Pos. De-                                                     Discnt
scription    Item/Price Group  Quantity Un.   Price Un.       [%]         Tax


Accepted By:                                Boeing Commercial Airplane Group
                                            Wichita Division
For:                Date:                   P.O. Box 7730 Wichita, KS 67277-7730
    --------------       -------------
              SELLERS NAME
                                               Buyer:       HAAS, TERRY

                                               Mailstop:    K18-34